UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
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                                 NEOPHARM, INC.
                (Name of Registrant as Specified in its Charter)

   (Name of Person(s) Filing Consent Statement, if other than the Registrant)

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[NeoPharm Logo graphic omitted]

***FOR IMMEDIATE RELEASE ***

CONTACT:
Larry Kenyon, Chief Financial Officer        Paul Arndt, Corporate
lkenyon@neophrm.com                          Communications Manager
847-295-8678 x 210                           parndt@neophrm.com
                                             847-295-8678 x 215

               AKORN IN DEFAULT UNDER PROMISSORY NOTE TO NEOPHARM

LAKE FOREST, ILLINOIS - OCTOBER 6, 2004 - NeoPharm, Inc. (Nasdaq: NEOL) announced today that an event of default has occurred under Akorn, Inc.'s $3,250,000 Promissory Note to NeoPharm. NeoPharm had originally provided the financing to Akorn to help fund the completion of a manufacturing facility, a portion of the production of which would be allocated to provide lyophilization manufacturing services for NeoPharm's lyophilized drug product candidates. The facility has been subject to warning letter sanctions imposed by the FDA pursuant to Form 483. Under the terms of the Note, an event of default occurs if NeoPharm's Processing Agreement with Akorn fails to go into effect on or before October 1, 2004. Due to the fact that, as of October 4, 2004, the warning letter sanctions imposed by the FDA pursuant to Form 483 with respect to Akorn's manufacturing facility had not been lifted, the Processing Agreement did not timely go into effect and an event of default occurred automatically under the Note. As a result of this default, outstanding principal and interest under the Note became immediately due and payable, subject to the applicable provisions of the subordination agreement between NeoPharm and Akorn's senior lenders. The subordination agreement provides, among other things, that Akorn may not make any payments to NeoPharm, and NeoPharm may not enforce certain remedies against Akorn under the Note until Akorn's senior debt is paid in full and the commitment for the senior debt is terminated. NeoPharm does not anticipate that this default will have an adverse impact on its ability to acquire drug supplies for clinical trials using NeoPharm's lyophilized drug product candidates or on its financial results.

"We have prepared a manufacturing plan with both primary and secondary providers of lyophilization manufacturing services other than Akorn and we have previously written off the entire amount of the Note," said Gregory P. Young, NeoPharm's President and Chief Executive Officer. "As a result, Akorn's failure to meet its obligations should not have an impact on our clinical trials or our financial results. In the meantime, we intend to pursue our rights under the Promissory Note."

NeoPharm's former chairman, John Kapoor, is Akorn's chairman and largest stockholder on a fully diluted basis. Mr. Kapoor recently began a solicitation of consents of NeoPharm's stockholders to remove all of NeoPharm's independent directors and replace them with nominees selected by Mr. Kapoor.

About NeoPharm
NeoPharm, Inc., based in Lake Forest, IL, is a publicly traded biopharmaceutical company dedicated to the research, development and commercialization of new and innovative cancer drugs for therapeutic applications. The Company has a portfolio of compounds in various stages of development. Additional information about NeoPharm, recent news releases, and scientific abstracts related to NeoPharm's clinical and pre-clinical research can be obtained by visiting NeoPharm's Website at: www.neophrm.com, or calling Paul Arndt at 847-295-8678, x215.
_______________________________________________________________________________
Forward Looking Statements - This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. The Company has tried to identify such forward-looking statements by use of such words as "expects," "intends," "hopes," "anticipates," "believes," "could," "may," "evidences" and "estimates," and other similar expressions, but these words are not the exclusive means of identifying such statements. Such statements include, but are not limited to, any statements relating to the Company's drug development program, including, but not limited to the initiation, progress and outcomes of clinical trials of the Company's drug product candidates, and any other statements that are not historical facts. Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to difficulties or delays in financing, development, testing, regulatory approval, production and marketing of the Company's drug and non-drug compounds, uncertainty regarding the availability of third party production capacity, uncertainty regarding the outcome of damage claims made by or against the Company, the Company's ability to cut back on its funding of certain of its development projects in order to conserve its cash resources, the ability of the Company to procure additional future sources of financing, unexpected adverse side effects or inadequate therapeutic efficacy of the Company's drug and non-drug compounds that could slow or prevent products coming to market, uncertainty regarding the Company's ability to market its drug and non-drug products directly or through independent distributors, the uncertainty of patent protection for the Company's intellectual property or trade secrets, uncertainty regarding the efforts of John N. Kapoor to obtain consent for, among other things, removal of four of the Company's current independent directors, and other risks detailed from time to time in filings the Company makes with the Securities and Exchange Commission including its annual reports on Form 10-K and quarterly reports on Forms 10-Q. Such statements are based on management's current expectations, but actual results may differ materially due to various factors, including those risks and uncertainties mentioned or referred to in this press release. Accordingly, you should not rely on these forward-looking statements as a prediction of actual future results.